INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No.1 of Registration Statement No. 333-172826 on Form S-3 of Vista Gold Corp. ("Vista") of our report dated February 20, 2013 relating to the consolidated financial statements of Midas Gold Corp. ("Midas") appearing in the annual report of Vista on Form 10K for the year ended December 31, 2012, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

Deloitte LLP

Chartered Accountants
Vancouver, Canada
June 11, 2013